BLUME LAW FIRM, P.C.
                           A PROFESSIONAL CORPORATION
                        Licensed in Arizona and Minnesota

                          Paradise Village Office Park
                           11811 North Tatum Boulevard
                                   Suite 1025
                           Phoenix, Arizona 85028-1699

                            Telephone (602) 494-7976
                            Facsimile (602) 494-7313
                         Web Site: www.blumelawfirm.com
                         E-Mail: gblume@blumelawfirm.com


                                  July 5, 2001

e-VideoTV, Inc.
7333 East Doubletree Ranch Road
Scottsdale, Arizona 85258

         Reference:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to e-VideoTV, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to 7,500,000 shares (the "Shares") of Common Stock, $0.0001 par value per share, which may be issued under the Company's 2001 Equity Compensation Plan (the "Plan").

     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Plan, the Articles of Incorporation and Amendments thereto of the Company, the Bylaws of the Company, and such other documents, records and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

     Based upon the foregoing, we are of the following opinion:

          1.   The Shares, when issued in accordance with the terms of the Plan,
               will  be  duly  authorized,   validly  issued,   fully  paid  and
               non-assessable.

          2. We express no opinion as to any law other than the General Corporation Law of the State of Delaware.




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e-VideoTV, Inc.
Page Two
July 5, 2001

         Reference:        Registration Statement on Form S-8

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                   Sincerely,

                                   BLUME LAW FIRM, P.C.


                                   /s/ Gary R. Blume
                                   Gary R. Blume
                                   Attorney at Law

GRB/lvd



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